EXECUTION COPY

AMENDMENT TO RECEIVABLES LOAN AND SECURITY AGREEMENT
THIS AMENDMENT TO RECEIVABLES LOAN AND SECURITY AGREEMENT, dated as of May 29, 2013 (this “Amendment”), is entered into among BEVERAGE PACKAGING FACTORING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 6C Rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B166.005 and having a share capital of $40,000 (the “Borrower”), NIEUW AMSTERDAM RECEIVABLES CORPORATION, a Delaware corporation (“Nieuw Amsterdam”), COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as facility agent for the Nieuw Amsterdam Lender Group (as defined below) and as a Committed Lender, TD BANK, N.A. (“TD”) as committed lender and facility agent for the TD Lender Group, WELLS FARGO BANK, N.A. (“Wells Fargo”) as committed lender and facility agent for the Wells Fargo Lender Group, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent (including any successor thereto in such capacity, the “Administrative Agent”) for each of the Lenders (as defined below).
RECITALS
WHEREAS, the parties refer to that certain Receivables Loan and Security Agreement dated as of November 7, 2012 (the “Existing Loan Agreement” and, as amended by this Amendment and as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among the Borrower, Reynolds Group Holdings Inc., as initial Master Servicer (“RGHI”), Beverage Packaging Holdings (Luxembroug) IV S.à r.l., as initial Lux Manager (“BPH IV”), Nieuw Amsterdam, Rabobank and the Administrative Agent. Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement;
WHEREAS, the Borrower, Nieuw Amsterdam, Rabobank and the Administrative Agent wish to add TD and Wells Fargo and, TD and Wells Fargo wish to be added, as parties to the Loan Agreement in their respective capacities identified above, on the terms and conditions set forth in this Amendment; and
WHEREAS, the parties hereto have agreed to amend the Existing Loan Agreement on the terms and conditions set forth in this Amendment;
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1.    Amendments to Existing Loan Agreement. Effective as of the Effective Date, subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Existing Loan Agreement is hereby amended as follows:
(a)    Section 4.01(e) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

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(e)    Accurate and Complete Disclosure. All information heretofore furnished or to be furnished at any time (not including financial statements) by the Borrower or any other Reynolds Party to any Lender or Agent in connection with this Agreement and the other Transaction Documents, including each Monthly Report, is and will be accurate in all material respects as of the date so furnished, and no such information contains, or will contain, as of the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading. The representations and warranties of each Reynolds Party (other than the Borrower) contained herein or in the other Principal Transaction Documents to which such Reynolds Party is a party are true and correct in all material respects, except to the extent such representation or warranty expressly relates only to a prior date, in which case such representation or warranty was true and correct in all material respects as of such prior date. Each Monthly Report shall reflect any amendments to the form thereof that are agreed pursuant to the last sentence of the second paragraph of Section 5.01(f) below at least 15 Business Days prior to the due date for such Monthly Report. Any amendments so agreed less than 15 Business Days prior to such due date shall be reflected in an amended and restated Monthly Report delivered within 15 Business Days of the original due date for such Monthly Report.
(b)    Section 5.01(f) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
(f)    Due Diligence. From time to time during regular business hours as requested by the Administrative Agent or any Facility Agent upon thirty days’ prior notice, the Borrower shall permit the Administrative Agent, any Facility Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Borrower or the agents of the Borrower (including the Subservicers, the Master Servicer and the Lux Manager) or their respective Affiliates relating to Receivables and the Related Security, and (B) to visit the offices and properties of the Borrower or the agents of the Borrower or their respective Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Receivables and the Related Security or the Borrower’s performance hereunder with any of the officers or employees of the Borrower having knowledge of such matters or with the Borrower’s independent public accountants (collectively, a “Due Diligence Audit”). Notwithstanding the foregoing, after the occurrence and during the continuation of a Termination Event, the Administrative Agent or any Facility Agent shall be permitted to take the actions described in the preceding sentences of this Section without being subject to the requirement of providing prior notice.
Each Due Diligence Audit shall be conducted in accordance with agreed upon procedures prepared by the Administrative Agent and the Borrower that are reasonably satisfactory to each Facility Agent, and the results thereof shall be reported to the Administrative Agent (on behalf of each Facility Agent) in a Draft Agreed Upon Procedures Report. In connection with each such Due Diligence Audit, the Borrower shall permit the Administrative Agent, any Facility Agent or their respective agents or representatives (which may also render other services to any Reynolds Party or any of their Affiliates) to review periodic Monthly Reports to verify amounts reported to underlying accounting records. Such review may include analysis procedures and verification of sales, dilution,

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collections, write-offs, concentrations, and other information included on the Monthly Reports. Testing may include a review of sample Receivables. Additional testing procedures may be performed to verify the accuracy of information on selected Monthly Reports. The Borrower agrees to cooperate and provide all requested information necessary to perform such due diligence reviews or collateral inspections. Additionally, the Borrower shall permit such testing as may be required to ensure that it has adhered to all terms and conditions required under the Transaction Documents to which it is a party. If the Administrative Agent (acting at the direction of the Majority Facility Agents) reasonably determines that the results of any such Due Diligence Audit as set forth in a Draft Agreed Upon Procedures Report provided in connection therewith are not complete or are not reasonably satisfactory in any material respect, the Administrative Agent (acting at the direction of the Majority Facility Agents) may reasonably specify additional procedures to be performed in order to address such condition, and the Borrower shall promptly, and in any event within 30 days of such request by the Administrative Agent, use commercially reasonable efforts to cause such additional specified procedures to be performed and updated drafts of the Draft Agreed Upon Procedures Report to be delivered to the Administrative Agent (on behalf of each Facility Agent). A Final Agreed Upon Procedures Report shall be issued following agreement by the Borrower and the Administrative Agent (acting at the direction of the Majority Facility Agents) on the results and conclusions of the related Due Diligence Audit, and the Borrower, the Administrative Agent and the Facility Agents shall negotiate in good faith to so agree such that a Final Agreed Upon Procedure Report may be issued within 60 days of the issuance of the related initial Draft Agreed Upon Procedures Report. At the request of the Administrative Agent (acting at the direction of the Majority Facility Agents), the Borrower and the Master Servicer shall promptly prepare changes to the form of Monthly Report to reflect the findings in such Final Agreed Upon Procedure Report which are reasonably satisfactory to the Majority Facility Agents and, upon agreement upon such changes by the Borrower, the Master Servicer and the Majority Facility Agents (which agreement shall not be unreasonably withheld by any such party), such changes shall be made (and the form of Monthly Report shall be deemed amended), effective 10 Business Days after such agreement.
A Due Diligence Audit shall be conducted on behalf of the Administrative Agent and the Facility Agents by Protiviti Inc. and shall commence within 60 days following the effectiveness of the First Amendment (the “First Amendment Due Diligence Audit”). In connection with the First Amendment Due Diligence Audit, any directions or requests that, as provided in the preceding paragraph, may be given or made by the Majority Facility Agents, may be given or made by any Facility Agent, and the satisfaction and agreement of the Majority Facility Agents described in the last sentence of such paragraph shall require the satisfaction or agreement, as applicable, of each Facility Agent.
The Borrower shall reimburse the Administrative Agent and the Facility Agents for all reasonable and documented fees, costs and expenses incurred by any of them in connection with the foregoing actions promptly upon receipt of a written invoice therefor; provided that, so long as no Potential Termination Event or Termination Event shall have occurred and be continuing, the Borrower shall not be required to reimburse the Administrative Agent or any Facility Agent for fees, costs and expenses in connection with more than one Due Diligence Audit in any calendar year (unless the results of a Due Diligence Audit were incomplete or not reasonably satisfactory to the Administrative Agent (acting at the direction of the Majority Facility Agents), in which case the

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Borrower shall be responsible for reasonable and documented fees, costs and expenses in connection with one or more additional Due Diligence Audits in such calendar year until completion of a Due Diligence Audit that is reasonably satisfactory to the Administrative Agent, acting at the direction of the Majority Facility Agents). In addition, the Borrower shall be required to reimburse the Administrative Agent and the Facility Agents for reasonable and documented fees, costs and expenses in connection with an additional Due Diligence Audit reasonably requested by the Administrative Agent (acting at the direction of the Majority Facility Agents) following any material change in the servicing software, systems or procedures or in the Credit and Collection Policy of any Reynolds Party.
(c)    The introductory sentence to Section 5.02 of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:
“The Borrower covenants that, without the prior written consent of the Majority Facility Agents, it will not:”
(d)    Section 9.05 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
Section 9.05.    Amendments and Waivers. The Majority Facility Agents and the Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement, and the Majority Facility Agents, in their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Borrower under this Agreement. In addition, the Administrative Agent and the Borrower, without the consent of the Majority Facility Agents, may amend this Agreement to correct administrative or manifest errors or omissions or to effect administrative changes that are not adverse to any Lender; provided that such no such amendment shall become effective prior to the fifth Business Day after a copy thereof shall have been delivered to the Lenders and the Facility Agents, and then only if the Majority Facility Agents shall not have objected thereto within such five Business Day Period. Any amendment, waiver or consent to or under this Agreement must be in writing. Any waiver of any provision hereof, and any consent to a departure by the Borrower from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment, waiver or consent shall be effective without the written consent of each Facility Agent if the effect thereof would be to (i) extend the scheduled final maturity of any Advance, (ii) waive, reduce or postpone any scheduled repayment; reduce the rate of interest on any Advance or any fee payable hereunder; (iii) extend the time for payment of any such interest or fees; (iv) reduce the principal amount of any Advance; (v) amend the definition of “Majority Facility Agents”; (vi) extend the scheduled Facility Termination Date; (vii) release all or any material portion of the Collateral (except as expressly provided herein) from the Lien created under this Agreement; (viii) change the pro rata sharing of payments for the account of the Lenders required hereby; (ix) change the Priority of Payments; (x) amend the definitions of “Net Receivables Balance” or “Reserve Percentage” (or any defined term used directly or indirectly in such definitions) in a manner that would result in an increase in the Net Receivables Balance or a decrease in the Reserve

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Percentage; (xi) allow the addition of Sellers not located in the United States; or (xii) increase the aggregate Commitments of the Committed Lenders above $750,000,000. In addition, no amendment, waiver or consent shall be effective without the written consent of the Facility Agent for each Lender affected thereby if the effect thereof would increase the Commitment or Maximum Conduit Lender Advance Amount of such Lender.
(e)    Clause (xviii) of the definition of “Eligible Receivable” is hereby amended and restated in its entirety as follows:
(xviii)    which is not subject to any litigation, Dispute, counterclaim or other asserted defenses, in each case, known to the Borrower, any Seller, the Master Servicer or the Lux Manager or identified in any Due Diligence Audit;
(f)    Clause (v) of the definition of “Net Receivables Balance” is hereby amended and restated in its entirety as follows:
(v)    the aggregate amount of Contractual Reductions; plus
(g)    The following definitions appearing in Annex 1 of the Existing Loan Agreement are hereby amended and restated in their entirety:
“Commitment” shall mean, during the Revolving Period, (i) with respect to Rabobank, in its capacity as a Committed Lender, $375,000,000, as such amount may be modified in accordance with the terms hereof, (ii) with respect to TD, in its capacity as a Committed Lender, $125,000,000, as such amount may be modified in accordance with the terms hereof, (iii) with respect to Wells Fargo, in its capacity as a Committed Lender, $100,000,000, as such amount may be modified in accordance with the terms hereof and (iv) with respect to any Person who becomes a Committed Lender pursuant to an Assignment and Assumption Agreement, the commitment of such Person to fund any Advance to the Borrower in an amount not to exceed the amount set forth in such Assignment and Assumption Agreement, as such amount may be modified in accordance with the terms hereof and thereof. After the Revolving Period, for each Committed Lender, the Commitment shall at all times mean aggregate outstanding Advances then funded by such Committed Lender or the Conduit Lender in its Lender Group and shall automatically reduce concurrently with each reduction in such outstanding Advances.
“Committed Lenders” shall mean Rabobank, TD and Wells Fargo and any their respective assignees (with respect to the rights in, and the commitment to make, the Advances) which executes an Assignment and Assumption Agreement (other than an assignee designated therein as a Conduit Lender).
“Compliance Certificate” shall mean those representations of the Master Servicer or the Lux Manager set forth in the form of Borrowing Notice attached as Exhibit A, which may be executed and delivered by the Master Servicer or by the Lux Manager as its delegatee pursuant to Section 9.01(b) of the Purchase and Sale Agreement (for which the Master Servicer shall remain primarily liable and responsible).

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“Contractual Reductions” shall mean the accruals for contractual discounts (including, without limitation, volume and special discounts) or rebates or similar contractual Dilution Factors with respect to the Eligible Receivables that are being accrued for by the applicable Seller or the Borrower for accounting purposes (which accruals shall be based on a good faith determination by such Seller or the Borrower as to the amount of such discounts, rebates or similar Dilution Factors); provided that in the event that such accounting accruals at any time do not accurately reflect the actual amount of such discounts, rebates or similar Dilution Factors for the Eligible Receivables at such time, the Administrative Agent may (and at the direction of the Majority Facility Agents shall) by written notice to the Borrower, the Master Servicer and each Facility Agent require, and the Borrower and the Master Servicer shall implement, such adjustments to the amount of Contractual Reductions hereunder as may be necessary to correct such condition with respect to Monthly Periods for which the related Reporting Date occurs at least 15 Business Days after the date of such notice.
“Facility Agent” shall mean, with respect to any Conduit Lender and Committed Lender, the entity acting as agent for such Conduit Lender and Committed Lender identified on the signature pages hereto, the signature pages to the First Amendment or the signature page to the relevant Assignment and Assumption Agreement and any assignee thereof approved in writing by the Borrower (to the extent required hereunder) which executes an Assignment and Assumption Agreement.
“Interest Rate” shall mean, with respect to any Advance and each day during an Accrual Period, the sum of (a) the Applicable Margin, plus (b):
(i)    to the extent such Advance is funded on such day by a Conduit Lender through the issuance of Commercial Paper, the Cost of Funds Rate; and
(ii)    in all other cases, a rate per annum (expressed as a percentage and an interest yield equivalent) equal to (A)(1) the LIBOR Market Index Rate in the case of TD, Wells Fargo and any other Lender that, in an applicable Assignment and Assumption Agreement, elects to apply the LIBOR Market Index Rate as its Interest Rate for purposes of this clause (ii), and (2) in the case of each other Lender, the LIBO Rate or (B) in the event (1) the LIBOR Market Index Rate or the LIBO Rate, as applicable, cannot be determined for any reason, including the unavailability of rate bids or the general unavailability of the London interbank market for U.S. Dollar borrowings or (2) it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) for the applicable Committed Lender or Liquidity Provider to obtain U.S. Dollars in the London interbank market to fund or maintain any interest in such Advance or Support Advances related thereto or the applicable Committed Lender or Liquidity Provider shall otherwise be unable to obtain such U.S. Dollars, or (3) the related Facility Agent advises the Borrower that the LIBOR Market Index Rate or the LIBO Rate, as applicable, will not adequately and fairly reflect the cost of the related Committed Lender or Liquidity Provider of funding such Advance based on the LIBOR Market Index Rate or the LIBO Rate, as applicable, or (4) such funding occurs without at least

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two Business Days of prior notice to the related Facility Agent, a rate per annum equal to the Alternate Base Rate for each day in such Accrual Period;
provided, that from and after the occurrence and during the continuation of a Termination Event, the Interest Rate shall equal a rate per annum equal to the Default Rate.
“Lender Group” shall mean each of the following separate groups of Facility Agents and Lenders: (a) the Nieuw Amsterdam Facility Agent, Nieuw Amsterdam and Rabobank, (b) the TD Facility Agent and TD, (c) the Wells Fargo Facility Agent and Wells Fargo and (d) each other related group designated as a Lender Group in the applicable Assignment and Assumption Agreement consisting of a Facility Agent, a Conduit Lender (if any), and one or more Committed Lenders, together with one or more other Committed Lenders that may thereafter become a party hereto from time to time by the execution of an Assignment and Assumption Agreement by such Conduit Lender or Committed Lender (unless such Assignment and Assumption Agreement designates such Committed Lender to be a member of another Lender Group).
“Majority Facility Agents” shall mean shall mean Facility Agents representing Lenders holding in the aggregate Commitments in excess of 50% of the aggregate Commitments of all Lenders; provided that, at any time when there is more than one Facility Agent, the Majority Facility Agents must include not less than two Facility Agents.
“Nieuw Amsterdam Lender Group” shall mean the Lender Group described in clause (a) of the definition of “Lender Group” in this Annex 1.
“Secured Parties” shall mean, collectively, the Lenders, the Facility Agents and the Administrative Agent and any other Person to which any portion of the Obligations are owed from time to time.
“Settlement Date” shall mean (a) during the Revolving Period, the day which is three Business Days following the Reporting Date for each Monthly Period and (b) after the Revolving Period, with respect to such periods as the Administrative Agent, in its sole discretion, may select, the number of Business Day(s) after the last day of the applicable period as the Administrative Agent, in its sole discretion, may select.
“Special Obligor Concentration Limit” shall mean, with respect to a Special Obligor, the percentage specified with respect to such Special Obligor in Schedule I hereto or such other increased percentage as agreed by the Administrative Agent and each Facility Agent in writing; provided that the Administrative Agent may, upon instructions from the Majority Facility Agents, from time to time reduce or cancel such Special Obligor Concentration Limit by not fewer than fifteen (15) days prior notice to the Borrower, the Master Servicer and the Lux Manager; provided that after any such cancellation the applicable Concentration Limit shall then apply to such Special Obligor; and provided further that, with respect to Wal-Mart Stores, Inc., if Wal-Mart Stores, Inc.’s public debt rating from S&P and Moody’s is below A1 and P1 or Wal-Mart Stores, Inc. does not have a public debt rating from at least one of S&P and Moody’s agencies, then Wal-Mart Stores, Inc.’s concentration limit

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percentage shall automatically change to the otherwise applicable percentage set forth in the grid included in the definition of “Concentration Limit”.
(h)    The following definitions are hereby added to Annex 1 to the Existing Loan Agreement in their appropriate alphabetical order:
“Draft Agreed Upon Procedures Report” shall mean a draft agreed upon procedures report delivered with respect to any Due Diligence Audit which has not been finalized by the confirmation of the Borrower, Administrative Agent and Facility Agents.
“Final Agreed Upon Procedures Report” shall mean a Draft Agreed Upon Procedures Report which has been confirmed by the Borrower, Administrative Agent and Facility Agents in accordance with Section 5.01(f).
“First Amendment” shall mean that certain Amendment to Receivables Loan and Security Agreement dated as of May 29, 2013 among the parties to this Agreement, TD and Wells Fargo.
“LIBOR Market Index Rate” shall mean, for any day, the one-month “Eurodollar Rate” for U.S. Dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. Dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“TD” shall mean TD Bank, N.A.
“TD Facility Agent” shall mean TD.
“TD Lender Group” shall mean the Lender Group described in clause (b) of the definition of “Lender Group” in this Annex 1.
“Wells Fargo” shall mean Wells Fargo Bank, N.A.
“Wells Fargo Facility Agent” shall mean Wells Fargo.
“Wells Fargo Lender Group” shall mean the Lender Group described in clause (c) of the definition of “Lender Group” in this Annex 1.
(i)    Exhibit A to the Loan Agreement is hereby amended and restated in its entirety and replaced with Exhibit A to this Amendment.
(j)    The contents of Exhibit B to the Loan Agreement are hereby deleted in their entirety.

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SECTION 2.    Reallocation.
(a)    As of the Effective Date (as defined below), Nieuw Amsterdam hereby irrevocably sells, assigns and transfers to each of TD and Wells Fargo, without recourse, representation or warranty, and each of TD and Wells Fargo severally hereby irrevocably purchases, takes and assumes from Nieuw Amsterdam, a portion of the presently outstanding principal balance of Advances owed to Nieuw Amsterdam, such that, after giving effect to such sales, assignments and transfers, the aggregate Advances funded by each Lender Group are proportional to the aggregate Commitments of the Committed Lenders in the Lender Groups. On the Effective Date (as defined below), each of TD and Wells Fargo, severally, shall pay to Nieuw Amsterdam, by wire transfer of immediately available funds to the account specified on Schedule I, the purchase price for the portion of the Advances so purchased, taken and assumed by it from Nieuw Amsterdam, in the amount specified in Schedule I.
(b)    All principal payments that would otherwise be payable from and after the Effective Date to or for the account of Nieuw Amsterdam shall, instead, be payable to or for the accounts of Nieuw Amsterdam, TD and Wells Fargo, as the case may be, in accordance with their respective interests as reflected in Section 2(a) above. All Interest, Unused Fees and other amounts that would otherwise accrue for the account of the Nieuw Amsterdam from and after the Effective Date pursuant to the Receivables Loan Agreement or the other Transaction Documents shall, instead, accrue for the account of, and be payable to or for the accounts of, Nieuw Amsterdam, TD and Wells Fargo, as the case may be, in accordance with their respective interests as reflected in Section 2(a) above.
SECTION 3.    Effective Date Conditions Precedent. The amendments set forth in Section 1 above shall become effective on the date (the “Effective Date”) as of which:
(i)    the Administrative Agent shall have received counterpart signature pages to this Amendment executed by each of the parties to this Agreement; and
(ii)    the Administrative Agent and each Facility Agent and Lender shall have received opinions of counsel in form and substance satisfactory to the Administrative Agent and each Facility Agent.
SECTION 4.    Appointment of Additional Facility Agents. TD hereby appoints TD as the Facility Agent for the TD Lender Group hereunder and under the Loan Agreement and the other Transaction Documents and TD hereby accepts such appointment. Wells Fargo hereby appoints Wells Fargo as the Facility Agent for the Wells Fargo Lender Group hereunder and under the Loan Agreement and the other Transaction Documents and Wells Fargo hereby accepts such appointment. Each Lender in each of the above Lender Groups hereby authorizes the Facility Agent for such Lender Group to take such action as agent on its behalf and to exercise such powers as are delegated to such Facility Agent by the terms of this Amendment, the Loan Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto.
SECTION 5.    Notices. All notices, requests, demands, directions and other communications (“notices”) to be given to TD or Wells Fargo in their respective capacities under the

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Loan Agreement shall be given in accordance with Section 9.09 of the Loan Agreement and, notwithstanding the last sentence thereof, shall be sent to TD and Wells Fargo at the respective offices stated on the signature page hereof or in accordance with the last unrevoked written direction from TD or Wells Fargo, as applicable, to the other parties to this Loan Agreement.
SECTION 6.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to each Lender, each Facility Agent and the Administrative Agent that, on and as of the Effective Date, that this Amendment has been duly executed and delivered by the Borrower, and this Amendment and the Existing Loan Agreement as amended hereby constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to any Legal Reservations and bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).
SECTION 7.    Miscellaneous.
(a)    This Amendment may be amended, modified, terminated or waived only as provided in Section 9.05 of the Loan Agreement.
(b)    Except as expressly modified as contemplated hereby, the Loan Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Loan Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder. This Amendment shall constitute a Principal Transaction Document.
(c)    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Loan Agreement.
(d)    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission (including via e-mail or other facsimile transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.
(e)    The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
(f)    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Amendment, and each

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party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(g)    EACH OF THE BORROWER, THE MASTER SERVICER, THE LUX MANAGER, THE ADMINISTRATIVE AGENT, THE FACILITY AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.
(h)    This Amendment shall be deemed to be an Assignment and Assumption Agreement with respect to Wells Fargo and TD for purposes of the definition of “Change of Law” in the Loan Agreement.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH,
as Administrative Agent, Nieuw Amsterdam Facility Agent and a Committed Lender

By:	/s/ Stephen G. Adams Name: Stephen G. Adams Title: Managing Director

By:	/s/ Martin Sander Name: Martin Sander Title: Vice President

[Signature page to Amendment to Loan and Security Agreement]
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NIEUW AMSTERDAM RECEIVABLES CORPORATION, as a Lender

By:	/s/ Bernard J. Angelo Name: Bernard J. Angelo Title: Vice President

[Signature page to Amendment to Loan and Security Agreement]
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TD BANK, N.A.,
as TD Facility Agent and a Committed Lender

By:	/s/ Todd Antico Name: Todd Antico Title: Senior Vice President

By:	Name: Title:

Address for Notices:	TD Bank, N.A. 444 Madison Ave., 2nd floor New York, NY 10022 Attention: Todd Antico, Senior Vice President Telephone No.: (646) 652-1403 Email: todd.antico@td.com

[Signature page to Amendment to Loan and Security Agreement]
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WELLS FARGO BANK, N.A.,
as Wells Fargo Facility Agent and Committed Lender

By:	/s/ Michael J. Landry Name: Michael J. Landry Title: Vice President

By:	Name: Title:

Address for Notices:	Wells Fargo Bank, N.A. 1100 Abernathy Road, NE 15th Floor Atlanta, GA 30328-5657 Attention: Michael Landry, Vice President Fax: (855) 818-1933 Email: michael.landry@wellsfargo.com

[Signature page to Amendment to Loan and Security Agreement]
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BEVERAGE PACKAGING FACTORING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 166.005, as Borrower
Duly represented by:
By
   _______/s/ Cindi Lefari______________
   Name: Cindi Lefari
   Title: Authorized Signatory

[Signature page to Amendment to Loan and Security Agreement]
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EXHIBIT A
to
Receivables Loan and
Security Agreement
FORM OF BORROWING NOTICE
(AND COMPLIANCE CERTIFICATE)
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
“Rabobank Nederland”, New York Branch,
as Administrative Agent
245 Park Avenue, 37th floor
New York, New York 10167
Attention: NYSG
Tel: (212) 808-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com

Ladies and Gentlemen:
Reference is made to the Receivables Loan and Security Agreement dated as of November 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Receivables Loan and Security Agreement”), among Beverage Packaging Factoring (Luxembourg) S.à r.l., as Borrower (the “Borrower”), Reynolds Group Holdings Inc., as initial Master Servicer (the “Master Servicer”), Beverage Packaging Holdings (Luxembourg) IV S.à r.l., as initial Lux Manager (the “Lux Manager”), the other Conduit Lenders, Committed Lenders and Facility Agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as “Administrative Agent”). Capitalized terms defined in the Receivables Loan and Security Agreement are used herein with the same meanings.
(a)    The Borrower hereby requests that the Lenders make an Advance (the “Requested Advance”) on the following Business Day (the “Requested Borrowing Date”) in the following amount:
Amount:                ________________________

Business Day:                ________________________
(b)    The Borrower and the [Master Servicer]/[Lux Manager] each hereby certifies, represents and warrants to the Lenders, the Facility Agents and the Administrative Agent that on and as of the Requested Borrowing Date:
(i)    all applicable conditions precedent set forth in Article III of the Receivables Loan and Security Agreement have been satisfied;

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(ii)    no Termination Event or Potential Termination Event has occurred and is continuing or shall occur as a result of the Requested Advance;
(iii)    the representations and warranties of the Borrower, the Master Servicer and the Lux Manager contained in the Receivables Loan and Security Agreement or in the other Principal Transaction Documents to which the Borrower, the Master Servicer or the Lux Manager (as the case may be) is a party are true and correct in all material respects as of the Requested Borrowing Date, with the same effect as though made on the date of (and after giving effect to) the Requested Advance, except to the extent such representation or warranty expressly relates only to a prior date;
(iv)    the Facility Termination Date has not occurred; and
(v)    the Borrower’s Net Worth (after giving effect to any purchases of Receivables, changes in the Outstanding Borrowings and aggregate outstanding principal balance of the Sellers Subordinated Loans and any dividends or distributions made by the Borrower to its shareholders on the Requested Borrowing Date) equals or exceeds the Minimum Net Worth.

(c)	(i)	The Net Receivables Balance, as set forth in most recent Monthly Report (a copy of which is attached hereto) (the “Applicable Monthly Report”) is:	$___________________

	(ii)	The Reserve Percentage, as set forth in the Applicable Monthly Report is:	____%

	(iii)	The Funding Base is ((c)(i) times the difference of 100% minus (c)(ii)):	$___________________

	(iv)	The aggregate Commitments of all the Committed Lenders are:	$___________________

	(v)	The Maximum Advance Amount is (the lesser of (c)(iii) and (c)(iv)):	$___________________

	(vi)	The Outstanding Borrowings prior to giving effect to the Requested Advances are:	$___________________

	(vii)	The Maximum Advance Amount minus the Outstanding Borrowings (“Availability”) is ((c)(v) minus (c)(vi)):	$___________________

	(viii)	The amount of Requested Advance is:	$___________________

	(ix)	The amount of the Requested Advance ((c)(viii)) does not exceed the Availability ((c)(vii)).	[Yes/No]

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(d)    The Requested Advances are to be disbursed by wire transfer of funds to the following account:
Bank:
[Wiring address]:
Account Name:
Account No.
[For further credit to account:]
Reference:
Telephone Notice to:
IN WITNESS WHEREOF, the undersigned have caused this Borrowing Notice to be executed and delivered as of this ____ day of ___________, 20__.
BEVERAGE PACKAGING FACTORING (LUXEMBOURG) S.À R.L.
Duly represented by:
By
_________________________________
Name:
Title:    Authorized Signatory

[REYNOLDS GROUP HOLDINGS INC.,
as Master Servicer

By:	Name: Title:]

[or]

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[BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L.,
as Initial Lux Manager
Duly represented by:
By
_________________________________
    Name:
Title:    Authorized Signatory]

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ATTACHMENT TO BORROWING NOTICE
dated _________, 20__
Copy of Applicable Monthly Report

[Attached hereto]

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SCHEDULE I

REALLOCATIONS

Bank	Rabobank	TD	Wells Fargo
Commitment (before the Effective Date)	$600,000,000.00	N/A	N/A
Commitment (as of the Effective Date)	$375,000,000.00	$125,000,000.00	$100,000,000.00
Allocation Percentage (as of the Effective Date)	62.50%	20.83%	16.67%
Outstanding Borrowings (before the Effective Date)	$485,000,000.00	N/A	N/A
Portion of Advances held (as of the Effective Date)	$303,125,000.00	$101,041,666.67	$80,833,333.33
Purchase price for portion of Advances purchased	N/A	$101,041,666.67	$80,833,333.33

ACCOUNT FOR PAYMENT OF PURCHASE PRICE

Fed Bank:    Deutsche Bank Trust Company Americas
Fed ABA:    021001033
Account Name:    NYLTD Funds Control
Account No.:    01419647
Reference:    PORT RABO11.1//Rabo Agent Account (Reynolds)

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